EXHIBIT 23.1

                           CONSENT OF ACCOUNTANTS
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Members of:                    FRANKLIN         Contact Information:
American Institute of CPA's      GRIFFITH &      6330 McLeod Drive, Suite 7
Association of Certified           ASSOCIATES      Las Vegas, Nevada 89120
 Fraud Examiners                                      (702)736-1852 (voice)
Public Company Accounting                               (702) 736-1608 (fax)
 Accounting Oversight Board
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                    INDEPENDENT AUDITORS' CONSENT


We consent to the use of Sockeye Seafood Group Inc. amended Form 10SB12G-A, dated May 25, 2005, of our Auditors'Report, dated March 27, 2005, on the balance sheet of Golden Hope Resources as of December 31, 2004 and the related statement of income and accumulated deficit from January 1, 2004 to December 31, 2004, changes in stockholders' equity and cash flows for the year ended December 31, 2004.


/s/ Franklin Griffith & Associates
    Franklin Griffith & Associates
April 4 2005
Las Vegas, Nevada